EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release
Cypress Reports Second Quarter 2017 Results

•	Revenue of $593.8 million was up 11.6% sequentially and exceeded guidance

•	GAAP and non-GAAP margin were 39.8% and 40.9%, respectively

•	GAAP and non-GAAP diluted EPS increased 50% and 62% sequentially, respectively

•	Achieved record revenue for automotive, IoT wireless connectivity and USB-C solutions

SAN JOSE, Calif., July 27, 2017—Cypress Semiconductor Corporation (NASDAQ: CY) today announced its second quarter 2017 results.

“Cypress set another revenue record in the second quarter, supported by record revenue in each of our three key growth vectors: automotive, IoT wireless connectivity and USB-C,” said Hassane El-Khoury, Cypress president and chief executive officer. “We remain laser-focused on driving revenue and earnings growth by investing in high-growth end-markets, expanding gross margins and broadening our customer base.

“It’s now been a year since we embarked upon our Cypress 3.0 strategy, focused on selling embedded solutions into markets that are growing faster than the overall semiconductor industry,” El-Khoury continued. “Our team has continued its strong execution of this strategy. It has been well-received by our customers, partners and employees, and it has begun to generate consistent growth in our top and bottom lines. This is a very exciting time for Cypress.”

Revenue and earnings for the quarter are given below, compared with those of the prior quarter:
(In thousands, except per-share data)

	GAAP		NON-GAAP[1]
	Q2 2017	Q1 2017	Q2 2017	Q1 2017
Revenue	$593,776	$531,874	$593,776	$531,874
Margin	39.8%	37.4%	40.9%	39.3%
Pretax profit margin	(3.1)%	(7.7)%	13.1%	9.2%
Net income (loss)	$(22,904)	$(45,782)	$74,703	$45,887
Diluted EPS (loss)	$(0.07)	$(0.14)	$0.21	$0.13

1.    See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Results” tables) included below.
BUSINESS REVIEW
+ At the Computex trade show in Taipei, Cypress announced additions to its USB-C and Internet of Things (IoT) wireless connectivity portfolios. Cypress’ new, highly integrated EZ-PD™ CCG3PA USB-C controller is optimized to streamline the design of power adapters, mobile chargers, car chargers and power banks. Cypress also demonstrated EZ-PD CCG5, the industry’s first two-port USB-C controller that supports designs with Intel’s Thunderbolt™ 3, earmarked to support the ramp of USB-C in notebook and desktop PCs, as well as docking stations. Cypress introduced the new CYW4373 combo solution that delivers advanced wireless coexistence combining 802.11ac high-performance Wi-Fi®, Bluetooth® and Bluetooth Low Energy (BLE), and it incorporates a USB 2.0 hub. The solution is ideal for smart home products and network peripherals such as home appliances and printers, and it is supported in Cypress’ easy-to-use WICED® Studio IoT development platform.

+ GAAP and non-GAAP margins for the second quarter of 2017 were 39.8% and 40.9%, respectively, above the midpoint of guidance and in line with the Company's margin-enhancing initiatives.

+ Cypress paid a cash dividend of $36.3 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on June 29, 2017. The dividend was equivalent to a 3.2% annualized yield as of June 30, 2017. This dividend was paid on July 20, 2017.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	July 2, 2017	April 2, 2017	Sequential Change
Business Unit
MCD	$360,533	$317,901	13%
MPD	$233,243	$213,973	9%
Total	$593,776	$531,874	12%

Geographic
China & ROW	55%	55%	—%
Americas	12%	11%	9%
Europe	12%	13%	(8)%
Japan	21%	21%	—%
Total	100%	100%	—%

Channel
Distribution	74%	71%	4%
Direct	26%	29%	(10)%
Total	100%	100%	—%

THIRD QUARTER 2017 FINANCIAL OUTLOOK

For the third quarter of 2017, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue	$585 million to $615 million
Margin %	40.0% - 41.0%	41.0% - 42.0%
Diluted EPS	$(0.05) to $(0.00)	$0.21 to $0.25

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results. Accordingly, Cypress cannot provide a full quantitative reconciliation for such non-GAAP financial measures included as part of the third quarter 2017 financial outlook to the most directly comparable GAAP measure without unreasonable effort and additional adjustments may be reflected in our non-GAAP results for the third quarter of 2017. Cypress has qualitatively described below, under the section “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on July 27, 2017 at 1:30 p.m. Pacific Daylight Time to discuss its second quarter 2017 results and provide an outlook for the third quarter of 2017.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community, read our Core & Code blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Revenue;

•	Margin;

•	Margin %;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Provision (benefit) for income taxes;

•	Pretax profit margin %;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the "Non-GAAP Results" tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits related to share-based compensation expense.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the third quarter of fiscal 2017; the expected benefits of our acquisition of Broadcom’s wireless IoT business, including revenue growth and margin improvement; sources of revenue for the third quarter; the expected impact of our lean inventory initiative on fab utilization, inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the third quarter; the demand environment for semiconductors; the expected impact of our margin improvement plan; the impact of seasonality on revenue; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected synergies related to our merger with Spansion; expected or anticipated uses of cash flow, including to pay dividends, repurchase shares of common stock, or pay down our existing indebtedness; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo and WICED are registered trademarks and EZ-PD is a trademark of Cypress Semiconductor Corporation. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 2, 2017	January 1, 2017

ASSETS
Cash, cash equivalents and short-term investments	$108,771	$121,144
Accounts receivable, net	336,547	333,037
Inventories	311,774	287,776
Property, plant and equipment, net	289,458	297,266
Goodwill and other intangible assets, net	2,244,900	2,344,033
Other assets	452,660	488,615
Total assets	$3,744,110	$3,871,871
LIABILITIES AND EQUITY
Accounts payable	$214,222	$241,424
Income tax liabilities	55,110	49,552
Revenue reserves, deferred margin and other liabilities	460,938	493,164
Revolving credit facility and long-term debt	1,168,851	1,194,979
Total liabilities	1,899,121	1,979,119
Total Cypress stockholders' equity	1,843,935	1,891,828
Non-controlling interest	1,054	924
Total equity	1,844,989	1,892,752
Total liabilities and equity	$3,744,110	$3,871,871

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	July 2, 2017	April 2, 2017
Revenues	$593,776	$531,874
Costs and expenses:
Cost of revenues	357,594	332,814
Research and development	89,736	88,481
Selling, general and administrative	81,243	73,847
Amortization of intangible assets	49,354	48,249
Costs and settlement charges related to shareholder matter	12,043	2,267
Restructuring costs	898	2,572
Total costs and expenses	590,868	548,230
Operating income (loss)	2,908	(16,356)
Interest and other expense, net	(16,407)	(19,359)
Loss before income taxes and non-controlling interest	(13,499)	(35,715)
Income tax provision	(4,504)	(4,927)
Equity in net loss of equity method investees	(4,835)	(5,076)
Net loss	(22,838)	(45,718)
Net gain attributable to non-controlling interests	(66)	(64)
Net loss attributable to Cypress	$(22,904)	$(45,782)
Net loss per share attributable to Cypress:
Basic	$(0.07)	$(0.14)
Diluted	$(0.07)	$(0.14)
Cash dividend declared per share	$0.11	$0.11
Shares used in net loss per share calculation:
Basic	329,860	326,964
Diluted	329,860	326,964

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to Non-GAAP reconciling items: Three Months Ended Q2 2017
	Cost of revenues	Research and development	SG&A and Restructuring costs	Costs and settlement charges related to shareholder matter	Amortization of Intangible assets	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$357,594	$89,736	$82,141	$12,043	$49,354	$(21,242)	$(4,504)
[1] Stock based compensation	4,833	11,274	14,226	—	—	—	—
[2] Changes in value of deferred compensation plan	137	563	896	—	—	(1,584)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,336	(96)	1,193	—	—	—	—
[4] Inventory step-up related to acquisition accounting	167	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	4,835	—
[6] Settlement charges	—	—		3,500	—	—	—
[7] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	—	3,507	—
[8] Amortization of debt issuance costs	—	—	—	—	—	920	—
[9] Amortization of intangible assets		—	—	—	49,354	—	—
[10] Restructuring costs	—	—	898	—	—	—	—
[11] Tax impact	—	—	—	—	—	227	1,421
Non - GAAP [ii]	$351,121	$77,995	$64,928	$8,543	$—	$(13,337)	$(3,083)
Impact of reconciling items [ii - i]	$(6,473)	$(11,741)	$(17,213)	$(3,500)	$(49,354)	$7,905	$1,421

Table B: GAAP to Non-GAAP reconciling items: Three Months Ended Q1 2017
	Cost of revenues	Research and development	SG&A and Restructuring costs	Costs and settlement charges related to shareholder matter	Amortization of Intangible assets	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$332,814	$88,481	$76,419	$2,267	$48,249	$(24,435)	$(4,927)
[1] Stock based compensation	5,331	11,771	8,835	—	—	—	—
[2] Changes in value of deferred compensation plan	166	597	1,008	—	—	(1,558)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,350	—	(1,479)	—	—	—	—
[4] Inventory step-up related to acquisition accounting	2,864	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	5,076	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	—	3,489	—
[7] Amortization of debt issuance costs	—	—	—	—	—	858	—
[8] Amortization of intangible assets	—	—	—	—	48,249	—	—
[9] Restructuring costs	—		2,572	—	—	—	—
[10] Tax impact	—	—	—	—	—	415	2,125
Non - GAAP [ii]	$323,103	$76,113	$65,483	$2,267	$—	$(16,155)	$(2,802)
Impact of reconciling items [ii - i]	$(9,711)	$(12,368)	$(10,936)	$—	$(48,249)	$8,280	$2,125

Table C: Margin %
	Q2'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$593,776	$593,776	$531,874	$531,874
Cost of revenues (See Table A, B) [ii]	357,594	351,121	332,814	323,103
Margin [iii] [ii - i]	$236,182	$242,655	$199,060	$208,771
Margin % [iii / i]	39.8%	40.9%	37.4%	39.3%

Table D: Operating income (loss)
	Q2'17	Q1'17
GAAP operating income (loss) [i]	$2,908	$(16,356)
Impact of reconciling items on Cost of revenues (see Table A, B)	6,473	9,711
Impact of reconciling items on R&D (see Table A, B)	11,741	12,368
Impact of reconciling items on SG&A (see Table A, B)	17,213	10,936
Settlement charges (Table A)	3,500	—
Impact of Amortization of Intangible Assets (see Table A, B)	49,354	48,249
Non-GAAP operating income [ii]	$91,189	$64,908
Impact of reconciling items [ii - i]	$88,281	$81,264

Table E: Pre-tax profit
	Q2'17	Q1'17
GAAP Pre-tax loss	$(18,334)	$(40,791)
Impact of reconciling items on Operating income (see Table D)	88,281	81,264
Interest and other expense, net (see Table A, B)	7,905	8,280
Non-GAAP Pre-tax income	$77,852	$48,753

Table F: Net income (loss)
	Q2'17	Q1'17
GAAP Net loss	$(22,904)	$(45,782)
Impact of reconciling items on Operating income (see Table D)	88,281	81,264
Interest and other expense, net (see Table A, B)	7,905	8,280
Income tax benefit (provision) (see Table A, B)	1,421	2,125
Non-GAAP Net income	$74,703	$45,887

Table G: Pretax profit margin %
	Q2'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$593,776	$593,776	$531,874	$531,874
Pre-tax (loss) profit (see Table E) [ii]	$(18,334)	$77,852	$(40,791)	$48,753
Pre-tax profit margin % [ii / i]	(3.1)%	13.1%	(7.7)%	9.2%

Table H: Weighted-average shares, diluted
	Q2'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	329,860	329,860	326,964	326,964
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	15,822	—	14,852
Impact of convertible bond	—	18,208	—	17,304
Weighted-average common shares outstanding, diluted	329,860	363,890	326,964	359,120

Table I: Net income (loss) Per Share
	Q2'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income [i] (loss) (see Table F)	$(22,904)	$74,703	$(45,782)	$45,887
Weighted-average common shares outstanding (see Table H) [ii]	329,860	363,890	326,964	359,120
Non-GAAP earnings per share - Diluted [i/ii]	$(0.07)	$0.21	$(0.14)	$0.13

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	July 2, 2017	April 2, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$32,447	$25,721
Net cash (used in) provided by investing activities	$(14,992)	$21,650
Net cash used in financing activities	$(30,184)	$(46,043)
Other Supplemental Data (Preliminary):
Capital expenditures	$15,577	$13,772
Depreciation	$16,045	$16,157
Payment of dividend	$36,217	$35,537
Dividend paid per share	$0.11	$0.11

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Forward looking GAAP estimate (A)	Adjustments (B)				Forward looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Share-based compensation expense	Restructuring	Other items
Margin %	40.0% - 41.0%	—%	0.9%	—%	0.4%	41.0% - 42.0%
Diluted earnings per share	$(0.05) to $(0.00)	$0.14	$0.08	$—	$0.02	$0.21 to $0.25

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